UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2025

ALTERNUS CLEAN ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41306	87-1431377
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

17 State Street, Suite 4000 New York, NY	10004
(Address of registrant’s principal executive office)	(Zip code)

(212) 739-0727

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALCE	OTCQB Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2025, Alternus Clean Energy, Inc. (the “Alternus” or the “Company”) entered into and closed a Securities Purchase Agreement (“SPA”) and a Joint Venture Operating Agreement (“JVOA”) with Hover Energy LLC (“Hover”), a Delaware company engaged in the business of developing, manufacturing and deploying distributed generation renewable energy projects featuring Hover wind powered generators together with varied generation and storage technologies (“Microgrid Projects”), pursuant to which Alternus sold a 49% interest in its subsidiary, EverOn Energy LLC (the “JV”) to Hover, and issued 20,000 shares of the Company’s Series B Convertible Preferred Stock (the “Series B”) to Hover, in exchange for which Hover contributed certain Microgrid Projects to the JV, including related supply and management services agreements to be entered into with the JV (together, the transaction hereinafter shall be referred to as the “Joint Venture”).

Additionally, one of the Company’s subsidiaries, Alt Alliance LLC, entered into a Settlement Agreement with Hover related to the termination of the Strategic Alliance Agreement dated October 31, 2023 (“SAA”) as the Joint Venture has superceded the SAA. As part of the settlement, the Company agreed to repay the total outstanding amount of $5,150,000 owed to Hover under the SAA through the following methods: i) $1,150,000 through the issuance of 1,150 shares of Series B, ii) $1,700,000 by Southern Point Capital through the settlement agreement and stipulation as previously disclosed in the Company’s SEC Current Report on Form 8-k filed on May 2, 2025, and iii) the remaining amount to be repaid in cash by the Company as mutually agreed upon by both parties from time to time.

The Company has determined the fair value of the Series B issued to Hover to be $1,000 per share, for an aggregate consideration value of approximately $21 million. The Joint Venture brings in a substantial pipeline of Wind Powered Microgridstm projects and clients in the UK and the US, and the Company believes that the Joint Venture will immediately improve Company’s stockholder’s equity. The Company has initially valued the future revenue streams and income from these projects at over $50 million, subject to third party valuation. The transaction represents a material acquisition exceeding 20 percent of the Company’s consolidated assets, requiring the filing of an amendment to this Form 8-K with financial statements and pro forma financial information pursuant to Item 9.01 of Form 8-K within 75 days.

The foregoing description of the Series B, SPA, JVOA and Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text, a copy of which is filed as Exhibit 3.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and which is incorporated by reference herein in its entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 is hereby incorporated by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth in Item 1.01 and 5.03 below is hereby incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series B Convertible Preferred Stock

On September 30, 2025, the board of directors (the “Board”) of the Company declared the formation of, and approved the issuance of, an aggregate of 21,150 shares of Series B Convertible Preferred Stock, par value $0.0001 per share (“Series B”). The Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware therein establishing the Series B Convertible Preferred Stock and describing the rights, obligations and privileges of the Series B. Concurrently, the Company issued 21,150 shares of Series B to Hover on the same date, in book-entry form. The following description of the Series B does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

General. The Series B consists of 21,150 shares. Each share of Series B has a par value of $0.0001 per share and a value of $1,000 per share. The Series B has no stated maturity and is not subject to any sinking fund.

Conversion Right. Each share of Series B shall convert into a number of fully paid and non-assessable shares of Common Stock equal to the value of each share ($1,000) divided by the Conversion Price in effect at the time of conversion, at the option of the Holder, at or after the earlier of (i) six months after the Company’s uplisting to a national exchange (the “Uplist”), or (ii) if no Uplist has occurred within the first nine months, then nine months from the Original Issue Date. The Conversion Price is $1.00 per share, subject to adjustment in accordance with the Certificate of Designation. The Series B ranks senior to the Company’s Series A Super Voting Preferred Stock and pari passu with the Company’s common stock with respect to rights upon liquidation

Adjustments of Conversion Price. If, from the Original Issue Date to December 31, 2026, the Company has issued any shares of Common Stock or convertible preferred stock (or any securities convertible into or exercisable for Common Stock) at a price per share less than the then-effective Conversion Price (the "Original Conversion Price") of the Series B (a "Dilutive Issuance"), then the Original Conversion Price shall be reduced to the lowest price per share of Common Stock or convertible preferred stock issued during this period.

Restriction on Conversion. In no event shall the Holder have the right or the Company be required to convert, as applicable, shares of Series B if as a result of such conversion the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the shareholder for purposes of Section 13(d) of the 1934 Act, would exceed 19.99% of the outstanding shares of the Common Stock following such conversion.

Restriction on Sales. Beginning on the month after the Holder is able to convert the Series B and utilize an exemption under SEC Rule 144, the Holder may sell a maximum amount of Common Shares per month not to exceed the average daily volume of the Company’s common stock in the prior month.

Voting Rights. Each holder of Series B has full voting rights and powers equal to the voting rights and powers of holders of common stock, and for so long as Series B is issued and outstanding, the holders of Series B shall vote together as a single class with the holders of the Company’s common stock and the holders of any other class or series of shares entitled to vote on all such matters equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. (For avoidance of doubt, voting rights are on an ‘as-converted’ basis.)

Dividend Rights. The holders of Series B, as such, will not be entitled to receive dividends of any kind.

Liquidation Preference. The holders of Series B shall be entitled to receive distributions in the event of any liquidation, dissolution or winding up of the Company pari passu with the Common Stock.

Item 8.01. Other Events.

The transactions described in Item 1.01 of this Current Report on Form 8-K constitute a material acquisition of assets representing more than 20 percent of the consolidated assets of the Company, as determined pursuant to Rule 3-05 of Regulation S-X. As such, the Company is required to provide the financial statements of the acquired business and the related pro forma financial information required under Item 9.01(a) and (b) of Form 8-K. The Company intends to file an amendment to this Current Report on Form 8-K (sometimes referred to as a “Super 8-K”) no later than 75 days after the date on which this Current Report was required to be filed, to include such financial statements and pro forma financial information.

The Company has determined that each share of its Series B issued in connection with the Hover Joint Venture has a stated value of $1,000 per share, for an aggregate value of $21,150,000 for all 21,150 shares issued on September 30, 2025.

Forward Looking Statements

All statements contained in this Current Report on Form 8-K other than statements of historical facts, including any information on the Company’s plans or future financial or operating performance and other statements that express the Company’s management’s expectations or estimates of future performance, constitute forward-looking statements. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Such statements are based on a number of estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the control of the Company. The Company cautions that such forward-looking statements involve known and unknown risks and other factors that may cause the actual financial results, performance or achievements of the Company to differ materially from the Company’s estimated future results, performance or achievements expressed or implied by the forward-looking statements. These statements should not be relied upon as representing the Company’s assessments of any date after the date of this Current Report on Form 8-K. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series B Convertible Preferred Stock, dated September 30, 2025
10.1	Joint Venture Operating Agreement, by and among Alternus Clean Energy Inc. and Hover Energy LLC dated September 30, 2025
10.2	Securities Purchase Agreement dated September 30, 2025
10.3	Settlement Agreement dated September 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2025	ALTERNUS CLEAN ENERGY, INC.

	By:	/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors

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